                                                                   EXHIBIT 10.14

                                   SUBLEASE

     1.   Parties:

     This Sublease is made and entered into as of August 6,1999 by and between Excite, Inc. ("Sublandlord") and Tioga Systems, Inc., a Delaware Corporation, ("Subtenant") under the Master Lease dated March 14, 1997 as amended by the First Amendment To Lease dated October 1, 1997 (as amended, the "Master Lease") between Martin/Campus Associates, L.P., as "Lessor" and Sublandlord under this Sublease as "Lessee". A copy of the Master Lease is attached hereto as Attachment I and incorporated herein by this reference.

     2.   Provisions Constituting Sublease:

          2.1 This Sublease is subject and subordinate to all of the terms and conditions of the Master Lease. Subtenant hereby assumes and agrees to perform all of the obligations of "Lessee" under the Master Lease to the extent said obligations apply to the Subleased Premises and Subtenant's use of the Common Areas, except as specifically set forth herein. Sublandlord hereby agrees to use commercially reasonable efforts to cause Lessor to perform all of the obligations of Lessor under the Master Lease to the extent said obligations apply to the Subleased Premises and Subtenant's use of the Common Areas. Subtenant shall not commit or permit to be committed on the Subleased Premises or on any other portion of the Project any act or omission which violates any term or condition of the Master Lease. Except to the extent waived or consented to in writing by the other party or parties hereto who are affected thereby, neither of the parties hereto will, by renegotiation of the Master Lease, assignment, subletting, default or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed hereunder by such party, but will at all times in good faith assist in carrying out all the terms of this Sublease and in taking all such action as may be necessary or appropriate to protect the rights of the other party or parties hereto who are affected thereby against impairment. Nothing contained in this
Section 2.1 or elsewhere in this Sublease: (i) shall obligate Sublandlord to exercise its option to extend the Term of the Master Lease; or (ii) shall prevent or prohibit Sublandlord (a) from exercising its right to terminate the Master Lease pursuant to paragraph 23 thereof or (b) from assigning its interest in this Sublease or subletting the Premises to any other third party.

          2.2 All of the terms and conditions contained in the Master Lease are incorporated herein, except as specifically provided below, and such terms and conditions, together with the terms and conditions specifically set forth in this Sublease, shall constitute the complete terms and conditions of this Sublease, except the following paragraphs of the Master Lease which shall remain solely the rights and obligations of Sublandlord: 1, 4, 5, 7, 9, 15, 16, 17, 35, Work Letter C, Exhibit D and E.

     3.   Subleased Premises and Rent:

          3.1  Subleased Premises:  Sublandlord leases to Subtenant and
               ------------------
Subtenant leases from Sublandlord the Subleased Premises upon all of the terms, covenants and conditions contained in this Sublease. The Subleased Premises consist of those portions of the premises located at 575 Broadway, Redwood City, CA, as displayed in the floor plan attached hereto as Exhibit A, of
                                                      ---------
approximately 23,216=/- square feet.

          3.2  Rent:  Subtenant shall pay to Sublandlord as Full Service Rent
               ----
for the Subleased Premises the sum of Eighty-One Thousand Two Hundred Fifty-Six Dollars ($81,256.00) per month, without deductions, prior notice or demand. Rent shall be payable by Subtenant to Sublandlord in consecutive monthly installments on or before the first (1st) day of each calendar month from September 1, 1999 through August 14, 2000. Effective September 1, 2000 through August 14, 2001, the monthly Full Service Rent shall be increased to Eighty-Three Thousand Five Hundred Seventy-Eight Dollars ($83,578.00). If the Sublease Commencement Date or the Termination Date of the Sublease occurs on a date other than the first (1st) day of a calendar month, then the Rent for such partial month shall be prorated and the prorated Rent shall be payable on the Sublease Commencement Date or on the first (1st) day of the calendar month in which the Sublease Termination Date occurs, respectively.

          3.3  Security Deposit:  In addition to the Rent specified above,
               ----------------
Subtenant shall pay to Sublandlord, upon execution of this Sublease, an equivalent of one month's Rent, the sum of Eighty-One Thousand Two Hundred Fifty-Six Dollars ($81,256.00), as a non-interest bearing Security Deposit. Sublandlord may commingle the Security Deposit with its other funds and is not a trustee of the Security Deposit. Subtenant is not entitled to interest on the Security Deposit. Sublandlord may use the Security Deposit to cure Subtenant's defaults and to compensate Sublandlord for damages suffered by reason of Subtenant's defaults. If Sublandlord so uses a portion of the Security Deposit, Subtenant must replenish the Security Deposit to its full amount within five (5) days after written demand. The Security Deposit shall not be applied by Subtenant against the last month's Rent. In the event Subtenant has performed all of the terms and conditions of this Sublease during the term hereof, Sublandlord shall return to Subtenant, within ten (10) days after Subtenant has vacated the Subleased Premises, the Security Deposit less any sums due and owing to Sublandlord.

     4.   Use:

     Subtenant shall use the Subleased Premises only for those purposes permitted in the Master Lease, unless Sublandlord and Lessor consent in writing to other uses prior to the commencement thereof.

     5.   Sublease Term:

          5.1  Sublease Term: The Sublease Term shall be for the period
               -------------
commencing September 1, 1999 ("Commencement Date") and continuing through August 14 31, 2001, or such earlier date as the Master Lease or this Sublease may be terminated in accordance with its terms ("Sublease Termination Date"). In no event shall the Sublease Term extend beyond the Term of the Master Lease.

          5.2  Inability to Deliver Possession: Subtenant shall be entitled to
               -------------------------------
early occupancy of the Subleased Premises as of August 20, 1999 ("Early Occupation Date"). Subtenant shall not be obligated to pay Rent for early occupancy, but otherwise the early occupancy shall be on the terms and conditions of this Sublease and Subtenant's obligation to pay Rent shall commence on the Commencement Date. In the event Sublandlord is unable to deliver possession of the Subleased Premises at the Early Occupation Date, Sublandlord shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable but Subtenant shall not be liable for Rent on or after the Commencement Date until such time as Sublandlord offers to deliver possession of the Subleased Premises to Subtenant. The Sublease Term shall not be extended by such delay. If Subtenant, with Sublandlord's consent, takes possession prior to commencement of the Sublease Term, Subtenant shall do so subject to all the covenants and conditions hereof and shall pay Rent for the period ending with the commencement of the Sublease Term at the same rental as that prescribed for the first month of the Sublease Term prorated at the rate of 1/30/th/ thereof per day. In the event Sublandlord has been unable to deliver possession of the Subleased Premises within thirty (30) days from the Commencement Date, Subtenant, at Subtenant's option, may terminate this Sublease by written notice to Sublandlord prior to delivery of the Subleased Premises.

          5.3  Right of First Offer: Subtenant shall have no right to remian in
               --------------------
the Subleased Premises at any time after the Sublease Termination Date. In the event that prior to the Sublease Termination Date Sublandlord elects in its sole discretion to sublease the Subleased Premises for any period that commences on or after the day following the Sublease Termination Date, Sublandlord shall so notify Subtenant in writing and shall offer to continue to sublease the Subleased Premises to Subtenant for a fair market rental determined by Sublandlord in its sole discretion exercised in good faith for such period as Sublandlord may elect in its sole discretion and otherwise on terms substantially the same as those contained in this Sublease. Subtenant shall have fifteen (15) days in which to accept Sublandlord's offer and enter into a new sublease agreement or extension of this Sublease. If Subtenant fails to do so, this right of first offer shall be of no further force or effect, Subtenant shall have no further rights hereunder, and Sublandlord shall have the right to sublease the Subleased Premises to such persons and on such terms (subject to the Master Lease) as Sublandlord may elect in its sole discretion.

     6.   Operating Expenses:

     This is a Full Service Sublease and Sublandlord shall pay all direct operating expenses of the Subleased Premises and expense pass throughs for the property as may be provided for in the Master Lease. Except as expressly provided herein, Sublandlord shall provide all standard utility services (except telephone usage), all of the telephone and data communication equipment listed in the Inventory of Communications Equipment (attached hereto as Exhibit B) and
                                                                 ---------
janitorial services (as described in the attached Exhibit D) to the Subleased
                                                  ---------
Premises. Subtenant acknowledges that the Building provides HVAC from 6:00 a.m. to 10:00 p.m., Monday through Friday, and 6:00 a.m. to 5:00 p.m. on Saturdays and Sundays. If Subtenant desires after-hours HVAC service, Sublandlord and Subtenant shall make an arrangement so that Subtenant may procure such after-hours HVAC directly from the Lessor, all at Subtenant's sole cost and expense. If the Lessor invoices Sublandlord for Subtenant's after-hours HVAC usage, Subtenant shall pay such amount directly to Sublandlord within ten (10) days after receipt of invoice so that Sublandlord may timely pay Lessor without advancing funds on Subtenant's behalf.

     7.   Personal Property:

     The furniture and fixtures provided by Sublandlord for Subtenant's use during the term of this Sublease are listed on Exhibit C attached hereto and
                                               ---------
are collectively referred to as the "Personal Property". Sublandlord shall deliver such Personal Property to Subtenant in good condition and repair. By taking possession of the Subleased Premises, Subtenant shall be deemed to have acknowledged and agreed that all Personal Property is present at the Subleased Premises and is in good condition and repair. On the Termination Date, Subtenant shall return all of the Personal Property to Sublandlord in good condition and repair, reasonable wear and tear and damage by fire, earthquake or other casualty excepted. Subtenant shall not modify or remove any of the workstations or other Personal Property without Sublandlord's consent.

     8.   Security and Telephones:

     Sublandlord shall have absolutely no responsibility or liability with respect to the security of the Subleased Premises. Without limiting the generality of the foregoing: (a) with respect to the card-key system, Sublandlord shall leave the existing card-key system in place, and upon Subtenant's request, Sublandlord shall provide card-keys to Subtenant and shall program the card-key system to limit access to the Subleased Premises to Subtenant's employees; (b) Subtenant may perform whatever rekeying it may elect, all at its sole risk and cost, and Subtenant shall ensure that Sublandlord has operative keys to all areas of the Subleased Premises at all times; and (c) the fire alarm and burglar alarm systems shall be left in place for Subtenant's use if Subtenant so elects, but without any Sublandlord representation, warranty or other duty to Subtenant with respect thereto. Sublandlord shall provide reasonable access to Sublandlord's existing telephone and voice mail systems (as described in Exhibit B) for the use of Subtenant and Subtenant's employees in the conduct of their business, but all telephone service shall be the sole responsibility of Subtenant.

     9.   Sublandlord's Right to Enter Upon the Subleased Premises:

     In accordance with paragraph 19 of the Master Lease, Subtenant shall permit Sublandlord and Sublandlord's Agents to enter the Subleased Premises at all reasonable times with reasonable notice except for emergencies in which case no notice shall be required.

     10.  Indemnity:

     Except for claims arising from the gross negligence or willful misconduct of Sublandlord (against which Sublandlord shall indemnify and hold Subtenant harmless), Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all claims, damages, losses, liabilities and costs (including without limitation reasonable attorneys' fees, costs and disbursements) relating in any manner, directly or indirectly, in whole or in part, to: (a) any failure by Subtenant to timely and properly perform each of its obligations under this Sublease; (b) any accident occurring or other circumstance existing on or about the Subleased Premises at any time during the period between the Early Occupation Date or Sublease Commencement Date, whichever is earlier, and the Termination Date (and any holdover period) due to any cause whatsoever; and (c) any negligence or willful misconduct on the part of Subtenant or any of its officers, directors, employees, guests, invitees, agents or contractors. Subtenant shall promptly assume its defense and indemnification obligations upon written notice from Sublandlord. Subtenant shall not settle any claim without the consent of Sublandlord if Sublandlord would incur any liability for such claim under or following such a settlement, which consent shall not be unreasonably withheld.

     11.  Condition of the Subleased Premises:

     The Subleased Premises shall be delivered in their "AS IS" condition. Sublandlord shall have no obligation to make any capital improvements, repairs or alterations to the Subleased Premises. By taking possession of the Subleased Premises, Subtenant shall be deemed to have accepted the Subleased Premises in its condition on the date of delivery of possession. Subtenant acknowledges that neither Sublandlord nor any agent of Sublandlord has made any representation or warranty with respect to the condition of the Subleased Premises, the parking and common areas surrounding the Subleased Premises, or with respect to the suitability of same for the conduct of Subtenant's business. Subtenant further acknowledges that Sublandlord shall have no obligation to construct or complete any additional alterations or improvements within or about the Subleased Premises. Subtenant shall not alter or improve the Subleased Premises without the consent of Sublandlord and Lessor, to the extent required under the Master Lease. Notwithstanding the foregoing, to Sublandlord's actual knowledge, the existing electrical and data communications equipment and associated wiring in the Subleased Premises is in good working condition and repair.

     12.  Sublandlord's Representations and Warranties:

     Sublandlord represents and warrants to Subtenant that: (a) there are no amendments to the Master Lease other than the First Amendment To Lease dated October 1, 1997; (b) to Sublandlord's actual knowledge, neither Sublandlord nor Lessor is in default under the Master Lease; and (c) to Sublandlord's actual knowledge, there is no claim or threatened claim by Lessor that Sublandlord is in default under the Master Lease.

     13.  Notices:

     All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be given in the manner provided in the Master Lease, at the addresses shown on the signature page hereof. Sublandlord shall notify Subtenant of any default under the Master Lease, or of any other event of which Sublandlord has actual knowledge which will impair Subtenant's ability to conduct its normal business at the Subleased Premises, as soon as reasonably practicable following Sublandlord's receipt of notice from the Landlord of a default or actual knowledge of such impairment. If Sublandlord elects to terminate the Master Lease, Sublandlord shall so notify Subtenant by giving at least thirty (30) days notice prior to the effective date of such termination pursuant to paragraph 23 thereof.

     14.  Broker Fee:

     Each party represents and warrants to the other that it has not had any contract or dealings regarding the Property, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker or other person who can claim a commission or finder's fee. In the event that any broker or finder asserts a claim for a commission or finder's fee based upon any contract, dealing or communications with either party, such party shall indemnify, defend and hold the other party harmless from all costs and expenses (including without limitation reasonable attorneys' fees and costs of defense at the trial and appellate levels) incurred in connection with such claim. The provisions of this section shall survive any termination of this Sublease.

     15.  Subtenant Improvements/Compliance With Americans With
Disabilities Act:

     Subtenant shall be responsible for the installation and cost of any and all improvements, alterations or other work required on or to the Subleased Premises or to any other portion of the property and/or building of which the Subleased Premises are a part, required or reasonably necessary because of: (1) Subtenant's use of the Subleased Premises or any portion thereof; or (2) the use by a subtenant by reason of assignment or sublease. Compliance with the provisions of this Section 13 shall be a condition of Sublandlord granting its consent to any assignment or sublease of all or a portion of this Sublease and the Subleased Premises described in this Sublease. Sublandlord shall be responsible for the installation and cost of any and all improvements, alterations or other work required on or to the Subleased Premises or to any other portion of the property and/or building of which the Subleased Premises are a part, required or reasonably necessary under the Americans With Disabilities Act of 1990.

     16.  Toxic Contamination Disclosure:

     Sublandlord and Subtenant each acknowledge that they have been advised that numerous federal, state, and/or local laws, ordinances and regulations ("Laws") affect the existence and removal, storage, disposal, leakage of and contamination by materials designated as hazardous or toxic ("Toxics"). Many materials, some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic.

     Some of the Laws require that Toxics be removed or cleaned up by landowners, future landowners or former landowners without regard to whether the party required to pay for "clean up" caused the contamination, owned the property at the time the contamination occurred or even knew about the contamination. Some items, such as asbestos or PCBs, which were legal when installed, now are classified as Toxics, and are subject to removal requirements. Civil lawsuits for damages resulting from Toxics may be filed by third parties in certain circumstances.

     Sublandlord and Subtenant each acknowledge that Sublandlord has made no representations or warranties with respect to environmental assessment or physical condition of the Subleased Premises, including, but not limited to, matters relating to: (i) problems which may be posed by the presence or disposal of hazardous or toxic substances on or from the Subleased Premises, (ii) problems which may be posed by the Subleased Premises being within the Special Studies Zone as designated under the Alquist-Priolo Special Studies Zone Act (Earthquake Zones), Section 2621-2630, inclusive of the California Public Resources Code, and (iii) problems which may be posed by the Subleased Premises being within a HUD Flood Zone as set forth in the U.S. Department of Housing and Urban Development "Special Flood Zone Area Maps," as applicable.

     independent investigation or determination of the physical or environmental condition of the Subleased Premises, including, but not limited to, the existence or nonexistence of any underground tanks, sumps, piping, toxic or hazardous substances on the Subleased Premises. Subtenant agrees that it will rely solely upon its own investigation and/or the investigation of professionals retained by it.

     17.  Rent Abatement and Damages to Personal Property:

     In the event Sublandlord, pursuant to the terms of the Master Lease, is entitled to and receives rent abatement, then to the extent such rent abatement affects the Subleased Premises, Subtenant shall be entitled to a corresponding rent abatement in an amount that the net rentable area of the Subleased Premises bears to the total net rentable area of the Master Lease, and only to the extent any such abatement applies to the Sublease Term. In addition, any amounts paid or credited to Sublandlord under the terms of the Master Lease for damage to Subtenant's personal property shall be credited to Subtenant, subject to the same limitations set forth above.

     18.  Sign Rights:

     Subtenant shall be permitted to place its sign on the exterior of the Subleased Premises in accordance with paragraph 20 of the Master Lease. Sublandlord shall remove its signage within fifteen (15) days after the Sublease Commencement Date.

     19.  Entire Agreement:

     This Sublease and the Exhibits attached hereto set forth the entire agreement between the parties with respect to the Sublease of the Subleased Premises. Except as specifically set forth herein, there are no agreements, representations, or warranties whatsoever between the parties as to any matter. Any prior agreements, conversations, or writings, are merged herein, superseded hereby and extinguished.

     Exhibits to be attached include:

     Exhibit A  -   Floor plan showing the improvements to the Premises
     ---------

     Exhibit B  -  Inventory of Communications Equipment supplied by Sublandlord
     ---------

     Exhibit C  -  Inventory list of all furniture, fixtures and other
     ---------
                   equipment supplied by Sublandlord

     Exhibit D  -  Janitorial services specification or copy of Sublandlord's
     ---------
                   current janitorial services agreement


Sublandlord:  EXCITE, INC.                   Address:  555 Broadway
                                                       Redwood City, CA 94063

By          /s/ Elizabeth M. Berez           Date:     8/6/99
   ------------------------------------            -----------------------------
Subtenant:  TIOGA SYSTEMS, INC., a           Address:  1816 Embarcadero Road
            Delaware corporation                             Palo Alto, CA 94303


By          /s/ Mark Vranesh                 Date:     8/6/99
   ------------------------------------            -----------------------------

                              CONSENT TO SUBLEASE
                              -------------------

DATE:                  ___________________ 1999

RE: BUILDING:          MidPoint Technology Park, 575 Broadway, Redwood City, CA

SUBLET PREMISES:       Approximately 23,216 rentable square feet

DATE OF MASTER LEASE:  Lease dated March 14, 1997, ("Master Lease")

MASTER LESSOR:         Martin/Campus Associates, L.P., a Delaware limited
                        partnership

MASTER TENANT:         Excite, Inc., a Delaware corporation

SUBTENANT:             Tioga Systems, Inc., a Delaware corporation

TERM OF SUBLETTING:    August 15, 1999 through August 14, 2001

Mr.  Robert Hood
Excite, Inc.

Dear Mr.  Hood:

     Pursuant to the terms of the Master Lease covering the above-captioned premises ("Sublet Premises"), Excite has requested Landlord's consent to your subletting the Sublet Premises to the above-referenced Subtenant, hereinafter referred to as the "Sublease."

     Landlord hereby grants consent to such Subletting upon the following express terms and conditions:

     Such subletting is subject and subordinate to the Master Lease and to all of its terms, covenants, conditions, provisions and agreements.

     1. The Subtenant shall perform faithfully and be bound by all of the applicable terms, covenants, conditions, provisions and agreements of the Master Lease, for the period of such subletting and to the extent of the Sublet Premises.

     2.   Neither such subletting nor this consent thereto shall:

          (a) release or discharge you from any liability, whether past, present or future, under the Master Lease;

          (b) operate as a consent or approval by us to or of any of the terms, covenants, conditions, provisions or agreements of the Sublease and we shall not be bound thereby;

          (c) be construed to modify, waive or affect any of the terms, covenants, conditions provisions or agreements of the Master Lease, or to waive any breach thereof, or any of our rights as Landlord thereunder; or to enlarge or increase our obligations as Landlord thereunder, or

          (d) be construed as a consent by us to any further subletting either by you or by the Subtenant or to any assignment by you of the Master Lease or assignment by the Subtenant of the Sublease, whether or not the Sublease purports to permit the same and, without limiting the generality of the foregoing, both you and the Subtenant agree that the Subtenant has no right whatsoever to assign, mortgage or encumber the Sublease nor to sublet any portion of the Sublet Premises or permit any portion of the Sublet Premises to be used or occupied by any other party; in connection herewith, both you and the Subtenant agree that an assignment by operation of law or a transfer of control of Subtenant (including but not limited to transfer of the controlling interest of the stock of Subtenant, if Subtenant is a corporation) shall be deemed to be a prohibited assignment hereunder, subject to our consent.

     4. You shall not be released from any liability under the Master Lease because of our failure to give notice of default under or in respect of any of the terms, covenants, conditions, provisions or agreements of the Master Lease.

     5. In the event of your default under the provisions of the Master Lease, the rent due from the Subtenant under the Sublease shall be deemed assigned to us and we shall have the right, under such default, at any time at our option, to give notice of such assignment to the Subtenant and to demand that Subtenant pay the rent and any other charges due under the Sublease directly to us. We shall credit you with any rent received by us under such assignment but the acceptance of any payment on account of rent from the Subtenant as the result of any such default shall in no manner whatsoever be deemed an attornment by the Subtenant to us, or serve to release you from liability under the terms, covenants, conditions and provisions of agreements under the Master Lease. Notwithstanding the foregoing, any other payment of rent from the Subtenant directly to us, regardless of the circumstances or reasons therefor, shall in no manner whatsoever be deemed an attornment by the Subtenant to us in the absence of a specific written agreement signed by us to such an effect.

     6. Both you and the Subtenant shall be and continue to be liable for the payment of all bills rendered by us for charges incurred by the Subtenant for services and materials supplied to the Sublet Premises.

     7. The term of the Sublease shall expire and come to an end on its natural expiration date or any premature termination date thereof or concurrently with any premature termination or expiration of the Master Lease (whether by consent or other right, now or hereafter agreed to by Landlord or Tenant under the Master Lease, or by operation of law or at Landlord's option in the event of default by tenant under the Master Lease).

     8. This consent is not assignable, nor shall this consent be deemed a consent to any amendment, modification, extension or renewal of the Sublease, without our prior written consent.

     9. You and the Subtenant covenant and agree that under no circumstances shall we be liable for any brokerage commission or other charge or expense in connection with the Sublease and you both agree to indemnify us against same and against any cost or expense (including but not limited to counsel fees) incurred by us in resisting any claim for any such brokerage commission.

     10. Notwithstanding any provision of the Sublease or this Consent to the contrary, the Subtenant agrees that Master Landlord shall not be: (i) liable for any act or omission of the Master Tenant as Sublessor under the Sublease; (ii) subject to any offsets or defenses which the Subtenant may have against the Master Tenant as Sublessor; (iii) bound by any payment of rent or other sums made by the Subtenant for any advance period under the Sublease; (iv) bound by any security deposits which the Subtenant might have paid to the Master Tenant as Sublessor or any other party, or (v) bound by any amendment or modification of the Sublease made without Master Landlord's prior written consent, which may be withheld in the sole and absolute discretion of Master Landlord.

     11. This Consent shall not be effective until executed by all the parties hereto.

     12. Concurrent with the execution of this Consent, Master Tenant shall pay to Master Landlord an amount equal to $300.00, representing Master Landlord's attorney fees and costs incurred in connection with the review of the Sublease and the preparation of this Consent.

     13. Master Landlord shall be named as an additional insured under all liability insurance required to be carried by the Subtenant pursuant to the Sublease, and Master Tenant shall furnish Master Landlord with a certificate of insurance before the commencement of the term of the Sublease.

     14. Master Landlord hereby waives all rights under paragraph 15.D of the Lease during the term of the Sublease, including the ability to collect fifty percent (50%) of any excess of the Subrent over the Rent payable pursuant to the Lease and caused by this Consent to Sublease.

                         [SIGNATURES FOLLOW THIS PAGE]

     The execution of a copy of this Consent by you (as Master Tenant) and by the Subtenant shall indicate your joint and several confirmation of the foregoing conditions and of your agreement to be bound thereby and shall constitute Subtenant's acknowledgment that it has received a copy of the Master Lease from you.

MASTER LESSOR:
Martin/Campus Associates., a Delaware limited partnership

By:  Martin/Redwood Associates, L.P., a California limited partnership
     Its: General Partner

     By:  The Martin Group of Companies, Inc., a California corporation
          Its: General Partner

          By: _____________________________________________
          Name: ___________________________________________
          Title: __________________________________________
          Date: ___________________________________________

MASTER TENANT:
Excite, Inc., a Delaware corporation

          By:    /s/ Elizabeth M. Berez
                 ------------------------------------------
          Name:  Elizabeth M. Berez
                 ------------------------------------------
          Title: VP, Finance
                 ------------------------------------------
          Date:  August 6, 1999
                 ------------------------------------------

SUBTENANT:
Tioga Systems, Inc., a Delaware corporation

          By:    /s/ Mark Vranesh
                 ------------------------------------------
          Name:  Mark Vranesh
                 ------------------------------------------
          Title: Dir Fin/Corp. Sec
                 ------------------------------------------
          Date:  8/6/99
                 ------------------------------------------

                                  EXHIBIT A
                                  ---------


graphic indicating offices around the inside perimeter of the office building, cubicles throughout the interior of the office building and a common use area in the middle of the office building.

Excite@Home
575 Broadway
Revised:  8/16/99
R. Spieler

                                  EXHIBIT B
                                  ---------
                     Inventory of Communications Equipment

Quantity         Part #                                         Description
                 Meridian 1 Opt 11C
  1               NTSF1001                                      OPTION 11C SNGL CABNT HW PKG (AC)
  1               NTSF2001                                      OPTION 11C 30FT EXPANSION CABINET
  1               NTDK22AA                                      30 FT FIBER DAUTERBOARD
  1               NT6R78AB                                      OPT 11C R23 ENG DOCUMEN PKG COIL
  1               NTSF8021                                      OPT 11 C ENTERPRISE BUS SW PKG
  1               NTSF8103                                      OPT 11 C 100 ADD TNS ENTERPRISE
  1               NT8D09AL                                      ANALOG MESSAGE WAITING LINE CARD
  4               NT8D14BB                                      UNIVERSAL TRUNK CARD
 10               NT8D02GA                                      DIGITAL LINE CARD (DLC)
  1               AMP1102                                       CREDIT: System AMP
                  Meridian Mail 12Port/24 Hour
  1               NTZC49AA                                      ENH MM CARD OPT 4-12 PS, 5/10/24/54HRS
  1               SW7100H                                       MMAIL CARD OPTION R12 BASE SW
  2               NTZC51AA                                      ENH MM OP FS PORTS - 5&6 OR 9&10
  2               NTZC51BA                                      ENH MM OP FS PORTS - 7&8 OR 11&12
 10               NT1F94AA                                      MMAIL 12 VOICE MESSAGING PKG
  1               NTAK30DB                                      EXTERNAL TAPE DRIVE, TANDBERG
  1               A0630697                                      MAGNUS 2.5B DATA CARTRIDGE
  1               SW7102                                        MM CARD OPT EXP STRG SW LEVEL 1
  1               SW7103                                        MM CRD OPT EXP STRG SW LEVEL 2
  1               SW7140                                        MM CRD OPT EXP STRG SW LEVEL 3-4
                  Peripheral Equipment
  1               017-102-XX                                    CFR1500 1500 VA/1005W ON-LINE UPS
  1               032-047-21                                    EBP48E EXTERNAL BATTERY PACK
  1               LX300                                         EPSON LX-300 9-PIN DOT MTX PRINTER-SE
  1               70364                                         M/F 10' RS232 SERIAL CABLE
  1               000839-0                                      US ROBOTICS 28.8 KBPS MODEM
  1               HQ-P1331A                                     MICO-MINI PRINTER BUFFER, 64K, SER/SE
  1               SEBII                                         SITE EVENT BUFFER - 2 PORT/128K
 30               -----------------------                       MERIDIAN 266 DISPLAY PHONES
 60               -----------------------                       MERIDIAN 2008 PHONES
  1               -----------------------                       RECEPTIONIST CONSOLE

                                   EXHIBIT B
                                  Page 1 of 1

                                   EXHIBIT C

                            575 Broadway Inventory


Hardwall Offices
Rosemount Workstations            12
Task Chairs                       12
Guest Chairs                      24
Ped (BBF)                         12
Ped (FF)                          12

Cubicles                         103

Herman Miller Ethospace
Task Chairs                      103
White Boards                     102
Ped (BBF)                        103
Ped (FF)                         103
Overhead Bin                     103
Overhead Shelf                   103

Break/Common Areas

8' Racetrack Table                 2
Credenza                           2
Red Conference Room Chairs        14
Blue Conference Room Chairs       10
Green Conference Room Chairs      10

Black Soft Seating                20
Coffee Tables                      4

Lowenstein High Seating Red        6
Lowenstein High Seating Black      6
Lowenstein Low Seating Red         4
Lowenstein Low Seating Black       4
48" square table                   2

                                   EXHIBIT D

                       PENINSULA JANITORIAL SERVICE CO.
================================================================================


Monthly Service Plan:                                           Monthly
---------------------                                           -------
Routine 5 x weekly service (Sunday - Thursday)...........       $3,675.00

Day porter service 5 x weekly (Monday - Thursday 10:00
to 6:00, and Friday 1:00 to 7:00)........................       $1,980.00

Optional:
---------
Second floor area 5 x weekly service.....................       $1,840.00

Floor Care Program:
-------------------
Window wash 2 x yearly inside/outside....................       $   80.00
Clean carpets quarterly..................................       $  740.00
Shampoo all wall to wall 1 x yearly......................       $  440.00
Scrub & wax all floors 1 x yearly & buff monthly.........       $  320.00
4 x yearly dust all high areas...........................       $  210.00

Total Monthly Professional Fee...........................       $7,445.00



PERIODIC SERVICES (priced separately)                    Per Service       Per Sq. Ft.       $ Minimum
                                                       ----------------  ---------------  ----------------
Carpeting:
----------
 Truck-mounted steam extraction......................                                .06      $45.00

 Tile:  Vinyl
-------------
 Spray & buff tile...................................                                            "
 Machine scrub & recoat..............................                                .10         "
 Strip & wax tile....................................                                .15         "

 Tile:  Ceramic
---------------
 Machine scrub & reseal..............................                                .10         "
 Strip, restore grout & reseal.......................                                .15         "


ENTRANCES / OUTSIDE                                            Weekly    Monthly  Verify
  Remove trash including all small pieces of debris.........     5
  Remove cobwebs at entrances (as needed)...................     5
  Clean ash urns............................................     5
  Clean entrance glass & door frames........................     5
  Empty trash receptacles...................................     5
  Clean trash receptacles (as needed).......................     1
  Spot clean lobby windows, especially lower areas..........     5

LOBBY AND RECEPTION AREA                                      Weekly     Monthly  Verify
All routine services apply, including:
--------------------------------------
  Entrance doors:  Clean inside and out.....................    5
  Detail clean & dust all furniture & furnishings...........    5
  Polish bright metal.......................................    5
  Detail clean reception desk...............................    5
  Remove cobwebs (high, low, corners).......................    5
  Spot clean upholstered furniture (as needed)..............    5
  Vacuum upholstered furniture (as needed)..................    5
  Vacuum carpeting..........................................    5
  Dry mop and damp mop wooden grain vinyl...................    5
  Detail clean floor edges & corners........................    1
  Dust ceiling lights (as needed) & high ceiling............    1
  Scrub entry thresholds....................................               1
  Clean carpeting...........................................               1
  Fully clean lobby glass (inside & outside)................               1

GENERAL OFFICE AREAS & CONFERENCE ROOMS                       Weekly     Monthly  Verify
  Vacuum carpet (moving light furniture)....................    5
  Spot clean carpets........................................    5
  Dust desks, work surfaces, filing cabinets and furniture..    5
  Clean all table tops......................................    5
  Damp wipe surfaces to remove stains (as needed)...........    5
  Empty trash & replace liners as needed....................    5
  Sweep & damp mop tile floors..............................    5
  Remove scuff marks from tile..............................    5
  Clean and polish bright metal as needed...................    5
  Clean & polish drinking fountains.........................    5
  Empty water cooler tray scrub / disinfect as needed.......    5
  Spot clean interior partition glass.......................    5
  Remove cobwebs / high, low, corners.......................    5


GENERAL OFFICE AREAS (continued)                              Weekly     Monthly  Verify
  Dust white board trays....................................    5
  Properly arrange all furniture............................    5
  Turn off all designated lights when finished..............    5
  Remove smudges from doors & frames........................    5
  Dust partition tops.......................................    3
  Wipe clean copiers, printers, & fax machines..............    1
  Clean & disinfect telephones..............................    1
  Detail dust and wipe: e.g. chair legs, picture frames.....    1
  Detail clean desks & work surfaces........................    1
  Wipe clean monitor & computer casings.....................    1
  Feather dust computer keyboards & screens.................    1
  Dust silk plants..........................................    1
  Dust window sills.........................................    1
  Wipe clean light switches.................................    1
  Detail clean counters, bookcases, shelves, file cabinets..    1
  Dust skylights for cobwebs................................    1
  Detail vacuum carpet edges, around & behind furniture.....    1
  Vacuum & spot clean upholstered chairs: offices...........             1
  Dust high surfaces including door frames..................             1
  Dust all window blinds....................................             1
  Vacuum under photo copy machines..........................             1
  Brush vacuum ceiling air vents............................             1
  Dust & high areas for cobwebs.............................             1
  Polish conference room & executive furniture..............  Per specs
  Clip off any loose carpet loops (safety hazard)...........  As needed
  Vacuum fabric partition walls.............................                         4
  Total clean interior partition glass......................                         4

EXECUTIVE SERVICE                                             Weekly     Monthly  Verify
  Areas include lobby, conference / demo rooms,
-----------------------------------------------
  executive offices
-------------------
  All routine services apply, including:
----------------------------------------
  Detail clean furniture & furnishings......................    5
  Detail clean floors.......................................    1
  Polish conference room & executive furniture..............  Per specs

COFFEE AREAS                                                  Weekly     Monthly  Verify
  Empty trash & replace liners..............................    5
  Clean coffee machines / remove old grounds................    5
  Scrub clean coffee pots / clean cups as needed............    5
  Wipe clean entire counter top & cabinet fronts............    5
  Wipe clean inside cabinet doors & trash container.........    5
  Detail clean entire coffee areas walls & floor............    1

LUNCHROOMS                                                    Weekly     Monthly  Verify
  Empty trash / replace liners..............................    5
  Clean trash receptacles...................................    5
  Clean walls near trash receptacles........................    5
  Scrub clean coffee pots...................................    5
  Turn off & clean coffee makers & appliances...............    5
  Clean microwaves, refrigerator & vending machines.........    5
  Wipe clean tables, chairs & bases (detail edges)..........    5
  Clean inside microwaves...................................    5
  Spot clean all walls......................................    5
  Remove scuff marks from tile floor........................    5
  Clean & polish water cooler...............................    5
  Clean entry doors.........................................    5
  Vacuum carpets & remove spots.............................    5
  Sweep & damp mop tile floor with mild degreaser...........    5
  Properly arrange furniture................................    5
  Detail clean entire lunchroom.............................    1
  Detail clean tables and chairs............................    1
  Detail clean all surfaces, entire facility................    1
  Clean tops of cabinets....................................    1
  Detail clean & scrub baseboards & edges...................    1
  Clean inside cabinets especially doors....................    1
  Clean inside refrigerators/clean up any spills............    1
  Discard spoiled food from refrigerators...................    1


RESTROOM MAINTENANCE                                          Weekly     Monthly  Verify
  Clean and sanitize sinks & counter tops...................    5
  Clean and disinfect all toilets & urinals.................    5
  Clean & disinfect handles.................................    5
  Clean partitions & walls by urinals.......................    5
  Wet mop tile floor using a germicidal cleaner.............    5
  Dispose of waste and clean waste receptacles..............    5
  Check for paper products and refill as needed.............    5
  Check for soap products and refill as needed..............    5
  Clean and shine all chrome fixtures and mirrors...........    5
  Wipe clean light switches.................................    5
  Clean doors & push-plates.................................    5
  Check all dispensers for proper operation.................    5
  Report any items needing repair or maintenance............    5
  Check feminine hygiene product dispensers for product.....    5
  Disinfect floor drains / Keep traps filled................    5
  Detail clean & disinfect entire restroom..................    1
  Totally clean partitions & walls..........................    1
  Wipe clean baseboards.....................................    1
  Brush vacuum ceiling air vents............................    1
  Replace or replenish deodorizers (as needed)..............               1

SHOWERS                                                       Weekly     Monthly  Verify
  Wash walls w/ non-scratch disinfectant cleaners...........    5
  Wash & polish all faucets and shower heads................    5
  Wet mop floor w/ disinfectant germicidal cleaner..........    5
  Report any items needing repair...........................    5
  Detail clean & disinfect entire shower area...............    1


DAY PORTER                                                    Weekly     Monthly  Verify
  LOBBY:
  Spot clean entry doors....................................     5
  Sweep any debris (at entrance)............................     5
  Scrub clean metal entry thresholds........................               1

  LUNCHROOMS:
  Duties, performed after lunch:
  ------------------------------
  Clean all table tops and chairs with a moistened cloth
  including all edges & bases...............................    5
  Empty trash & replace liners..............................    5
  Clean trash receptacles...................................    5
  Sweep/damp mop the floor..................................    5
  Vacuum carpeting, moving tables & chairs to reach all
  food & debris.............................................    5
  Clean coffee area including sink, water dispenser,
  coffee machine and counter................................    5
  Check all walls and clean as required.....................    5
  Check all microwaves, inside and out......................    5
  Perform additional duties as needed.......................    5

  RESTROOMS:
  Check for paper products and refill as needed.............    5
  Check for soap products and refill as needed..............    5
  Wipe down counter tops / pick up trash....................    5
  Check trash receptacles and empty as needed...............    5

  OFFICE AREAS:
  Duties performed "as required" daily, weekly, monthly
  -----------------------------------------------------

  OUTSIDE ENTRANCES & GROUNDS:
  Duties to be determined & performed as needed
  ---------------------------------------------

  DUMPSTER AREA:
  Dispose of loose trash around bins........................    5
  Detail sweep around bins (or often as needed).............    1


COMPUTER ROOM                                                 Weekly     Monthly  Verify
  Wipe clean tables, chairs, & stools.......................    5
  Wipe clean other specified surfaces.......................    5
  Dry mop floor.............................................    5
  Damp mop floor (as needed)................................    5
  Empty trash & replace liners..............................    5
  Detail clean all surfaces.................................    1
  Vacuum floor edges & corners..............................    1

WINDOW & PARTITION GLASS:  Routine Cleaning)                  Weekly     Monthly  Verify
  Entrance glass: Clean entry doors & glass.................    5
  Spot clean lobby glass....................................    5
  Clean all lobby glass.....................................                1
  Interior partition glass: Spot clean......................    5
  Interior partition glass: Clean total surface.............                        4

TILE FLOOR & CARPET CARE (routine maintenance)                Weekly     Monthly  Verify
  Carpeting:
  Vacuum floors thoroughly..................................    5
  Spot clean................................................    5
  Detail vac (edges, corners, behind furniture).............    1

  Vinyl Tile:
  Dust mop w/ treated mop...................................    5
  Damp mop..................................................    5
  Remove scuff marks........................................    5
  Detail clean edges and corners............................    1

  Ceramic Tile:
  Sweep & damp mop..........................................    5
  Detail clean edges & corners..............................    1

  Other:
  Wipe clean baseboards.....................................                1
  Scrub metal entry threshold (main entrance)...............                1


RECYCLING                                                     Weekly     Monthly  Verify
  Process recycling appropriately: aluminum, glass,
  paper, cardboard. (Non-recyclables put into compactor)


JANITORIAL CLOSET                                             Weekly     Monthly  Verify
  Organize janitorial closet (all items shelved if poss.)...     5
  Clean, sanitize mop heads & hang up.......................     5
  Empty & clean mop bucket..................................     5
  Inventory supplies........................................     1
  Sweep and mop floor.......................................     1
  Replace mop heads with new ones...........................                1
  Remove trash and excess cleaning agents...................  as needed
  Deodorize.................................................  as needed

COMPACTOR AREA                                                Weekly     Monthly  Verify
  Insure trash goes into compactor..........................     5
  Report problems with overflow or mixing recycling.........     5
  Sweep area under & around compactor.......................     1

HEALTH & SAFETY
  Maintain MSDS sheets in Janitor's closet                     always
  Report safety hazards immediately, repair if possible      as needed

SECURITY
  No persons admitted into building by servicers
  No employee substitutions will be made without auth.
  Make sure all doors are locked during & following work
  Keep building secured when dumping trash in back.

QUALITY ASSURANCE
  1.  Servicers use checklists
  2. Supervisor inspects work & documentation per schedule nightly.
  3. Quality Assurance Inspector will arrange routine inspection w/client once each week.

INITIAL SERVICES (No charge)
  1.  Detail clean entire facility.
  2. Service includes all services routinely performed daily, weekly & monthly.

MAINTENANCE:  Routine or Emergency
  1. Maintenance is available.  As needed
  2. Duties will vary according to the need.

NOTES
  1. Team leader working nights will speak English.
  2. Day Porter / Utility person during the day will speak
     English & will be very good-natured, helpful, & proactive.
  3. Computer Room: When floor is being cleaned, dedicated mop bucket will be kept outside the computer room.

CHEMICALS AND PAPER PRODUCTS
  1. Peninsula provides cleaning agents and equipment.
  2. Paper goods, trash can liners, hand soaps & deodorants are either provided by client or billed separately through Peninsula Janitorial Service.


SQUARE FOOTAGE / FLOOR COVERINGS                         Square Ft.
                                                         ----------
  Vinyl tile...........................................    2,000
  Wood grain tile......................................      500
  Ceramic tile.........................................    2,200
  Raised floor.........................................    5,000
  Carpeting............................................   78,521
                                                         -------
  Total Square Footage.................................   88,221

CLEANING DAYS
   5 x Weekly                       S M T W T F S

   Days Specified: Times Specified:
   Time Specified:

PERIODIC SERVICES (continued)                                   Per Service  Per Sq. Ft.  $ Minimum
                                                                -----------  -----------  ---------
  Window Cleaning:
  ----------------
  Clean windows outside................................         $   240                         "
  Clean windows inside.................................         $   240                         "
  Interior Partition Glass.............................         $   280                         "

  Cubicle Panels:
  ---------------
  Steam/dry clean fabric panels........................        $2/side/panel

  Skylights:
  ----------
  Clean interior.......................................         $   200                         "
  Clean exterior.......................................         $   100                         "

  Construction clean inside & outside..................         $   600                         "

  High Areas: (pipers, air ducts, fluorescent lights)
  ---------------------------------------------------
  Brush vacuum (recommended 2 x yrly)..................         $   400                         "

STAFFING
  Nights:     3 cleaners
              1 supervisor
  Days:       1 day porter
  Inspector:  1 x weekly Q.A. Inspection
  Floors:     Separate 2 man crew conducting periodic
              floor care

FORM OF OWNERSHIP
  1.  Corporation
  2.  All cleaners & supervisors are employees on payroll

TERM OF PROPOSAL
  1.  Peninsula guarantees pricing 1 year
  2.  Client month-to-month

EQUIPMENT LIST
  1.  Bucket w/ wringers
  2.  Mops (heads replaced monthly)
  3.  Treated dust mops
  4.  Upright vacuums
  5.  Back pack vacuum w/pole extension
  6.  Buffer-scrubbing
  7.  Buffer-high speed buffing
  8   Steam extractor portable
  9.  Steam extractor-truck mount
  10. Dry chemical carpet cleaning available
  11. Chem 5 cleaning solution system
  12. Tall ladder for high cleaning